COMPANY CONTACT:        Tony M. Shelby
                        Chief Financial Officer
                        (405) 235-4546

KCSA CONTACT:           Leslie A. Schupak/Joe Mansi
                        (212) 682-6300, ext. 205/207

December 8, 2003
                                                    OTC: LSBD

LSB INDUSTRIES, INC.
ANNOUNCES APPROVAL FOR ITS COMMON STOCK
TO BEGIN TRADING ON THE
AMERICAN STOCK EXCHANGE

Oklahoma City, Oklahoma . . . December 8, 2003 . . . LSB Industries, Inc., today announced that its listing application to list and trade its common stock on the American Stock Exchange ("Exchange") has been approved by the Exchange, contingent upon LSB being in compliance with all applicable listing standards on the date it is scheduled to begin trading on the Exchange. LSB's common stock is expected to commence trading on the Exchange during the week of December 15, 2003. When LSB's common stock begins trading on the Exchange, it will trade under the symbol "LXU".

"Our Board of Directors believes the Company's listing on the American Stock Exchange could provide enhanced liquidity for our shareholders and greater market awareness of our business and prospects," commented Jack E. Golsen, Board Chairman and President of LSB.

LSB is a manufacturing marketing and engineering company with activities on a worldwide basis. LSB's principal business activities, through its subsidiaries, are the manufacture and sale of a broad range of hydronic fan coils, water source and geothermal heat pumps and other products used in commercial and residential air-conditioning systems and chemical products for mining, quarry and construction, agricultural and industrial acid markets.

This press release contains certain statements which constitute forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1996, including statements that the listing of LSB's common stock on the American Stock Exchange could provide enhanced liquidity for our shareholders and greater market awareness of our business and prospects. Investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those in the forward-looking statements as a result of various factors, including, but not limited to, further regulatory restrictions and orders, general economic conditions, loss of significant customer or customers, environmental issues, and reduction in the market for the Company's products. 9;

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